Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
ANNOUNCES 2021 OUTLOOK

SAN JUAN, PUERTO RICO – March 1, 2021 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2020.
Fourth Quarter 2020 Highlights and Recent Highlights

•Revenue increased 6% to $134.2 million
•GAAP Net Income attributable to common shareholders was $32.3 million, or $0.44 per diluted share
•Adjusted EBITDA increased 16% to $63.9 million
•Adjusted earnings per common share was $0.59, or a 23% increase
•Launched Santander Chile and Citibanamex products
•Expanding in Mexico with Mercado Libre
Full Year 2020 Highlights

•Revenue grew 5% to $510.6 million
•GAAP Net Income attributable to common shareholders was $104.4 million, or $1.43 per diluted share
•Adjusted EBITDA increased 6% to $240.5 million
•Adjusted earnings per common share was $2.07, or a 6% increase
•$21.7 million returned to shareholders through share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer stated “Despite the pandemic, we achieved record results for 2020 and delivered on significant key product implementations in Latin America for Santander Chile, Citibanamex and more recently with Mercado Libre in Mexico. We also benefited from increases in our ATH Movil and ATH Movil Business as consumers embraced a transition to digital transactions.

Schuessler continued, "Looking to 2021, we expect trends with consumers, merchants and banks to drive further digitized commerce. These industry tailwinds combined with our continued focus on innovation and market expansion in Latin America, will fuel our growth both this year and beyond."

Fourth Quarter 2020 Results

Revenue. Total revenue for the quarter ended December 31, 2020 was $134.2 million, an increase of 6%, compared with $127.2 million in the prior year. Revenue increase in the quarter primarily reflects sales volume growth driven by higher average ticket in our Merchant Acquiring segment, increased transaction volumes from ATH Movil and ATH Movil Business as well as the completion of several projects in both Puerto Rico and Latin America.
Net Income attributable to common shareholders. For the quarter ended December 31, 2020, GAAP Net Income attributable to common shareholders was $32.3 million, an increase of 29% or $0.44 per diluted share, compared with $25.0 million or $0.34 per diluted share in the prior year.
Adjusted EBITDA. For the quarter ended December 31, 2020, Adjusted EBITDA was $63.9 million, an increase of 16% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) increased approximately 410 basis points to 47.6% compared with 43.5% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by revenue growth and the positive impact of foreign currency exchange as compared to a negative foreign currency impact in the prior year.

Adjusted Net Income. For the quarter ended December 31, 2020, Adjusted Net Income was $42.8 million, an increase of 23% compared with $34.9 million in the prior year. Adjusted earnings per common share was $0.59, an increase of 23% compared with $0.48 in the prior year. The results included the impact of higher operating depreciation offset by lower interest expense and a lower effective tax rate in the quarter.

Full Year 2020 Results

Revenue. Total revenue for the year ended December 31, 2020 was $510.6 million, an increase of 5% compared with $487.4 million in the prior year. The increase in revenue reflects higher sales volume driven by higher average ticket in our merchant acquiring business, higher ATH Movil and ATH Movil Business transactions, partially offset by lower POS and ATM transactions, coupled with the impact of $4.4 million of revenue recognized in connection with services to the Puerto Rico Department of Education as well as increases in revenue from COVID-19 specific services.

Net Income attributable to common shareholders. For the year ended December 31, 2020, GAAP Net Income attributable to common shareholders was $104.4 million, or $1.43 per diluted share, compared with $103.5 million or $1.41 per diluted share in the prior year. The increase reflects revenue growth, partially offset by higher operating expenses and increases in depreciation and amortization related to higher capital expenditures in the prior year as well as key projects that went to production this year and last year.
Adjusted EBITDA. For the year ended December 31, 2020, Adjusted EBITDA was $240.5 million, an increase of 6% compared to the prior year. Adjusted EBITDA margin increased 70 basis points to 47.1% compared with 46.4% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by revenue growth and the positive impact of foreign currency exchange.
Adjusted Net Income. For the year ended December 31, 2020, Adjusted Net Income was $151.4 million, an increase of 5% compared with $143.7 million in the prior year. Adjusted earnings per common share was $2.07, an increase of 6% compared with $1.96 in the prior year and includes the impact of a higher effective tax rate and higher operating depreciation and amortization partially offset by lower cash interest.

Share Repurchase

During the three months ended December 31, 2020, the Company did not repurchase any shares, with total repurchases year-to-date of 336 thousand shares of its common stock at an average price of $21.73 per share for a total of $7.3 million. As previously announced on December 17, 2020, the Company's Board of Directors approved an increase in the share repurchase program, therefore as of December 31, 2020, a total of approximately $100 million remained available for future use under the Company’s share repurchase program.

2021 Outlook

The Company financial outlook for 2021 is as follows:

•Total consolidated revenue between $533 million and $544 million representing growth of 4% to 7%
•Adjusted earnings per common share between $2.15 to $2.23 representing a growth range of 4% to 8% as compared to $2.07 in 2020
•Capital expenditures are anticipated to be approximately $50 million
•Effective tax rate of approximately 13%

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its fourth quarter and full year 2020 financial results today at 8:00 a.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10152020. The replay will be available through Monday, March 8, 2021. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process approximately two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. In addition, the Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believe better reflects the Company's comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group (the "Merger"). In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits and the impact of natural disasters or catastrophic events in the countries in which the Company operates.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2020	2019	2020	2019
Revenues	$134,202	$127,186	$510,588	$487,374
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	57,970	58,881	226,870	213,379
Selling, general and administrative expenses	19,280	16,056	70,808	61,411
Depreciation and amortization	17,757	17,642	71,518	68,082
Total operating costs and expenses	95,007	92,579	369,196	342,872
Income from operations	39,195	34,607	141,392	144,502
Non-operating income (expenses)
Interest income	337	353	1,502	1,217
Interest expense	(6,245)	(6,620)	(25,074)	(28,811)
Earnings of equity method investment	403	210	1,136	936
Other (expense) income	2,131	(550)	4,897	(1,169)
Total non-operating expenses	(3,374)	(6,607)	(17,539)	(27,827)
Income before income taxes	35,821	28,000	123,853	116,675
Income tax expense	3,451	2,957	19,002	12,975
Net income	32,370	25,043	104,851	103,700
Less: Net income attributable to non-controlling interest	92	30	415	231
Net income attributable to EVERTEC, Inc.’s common stockholders	32,278	25,013	104,436	103,469
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	2,513	1,040	(7,970)	4,754
Gain (loss) on cash flow hedge	1,619	2,045	(10,275)	(10,974)
Total comprehensive income	$36,410	$28,098	$86,191	$97,249
Net income per common share:
Basic	$0.45	$0.35	$1.45	$1.44
Diluted	$0.44	$0.34	$1.43	$1.41
Shares used in computing net income per common share:
Basic	72,012,156	71,955,667	71,943,965	72,099,755
Diluted	73,151,720	73,305,009	73,051,205	73,475,763

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$202,649	$111,030
Restricted cash	18,456	20,091
Accounts receivable, net	95,727	106,812
Prepaid expenses and other assets	42,214	38,085
Total current assets	359,046	276,018
Investment in equity investee	12,835	12,288
Property and equipment, net	43,538	43,791
Operating lease right-of-use asset	27,538	29,979
Goodwill	397,670	399,487
Other intangible assets, net	219,909	241,937
Deferred tax asset	5,730	2,131
Net investment in lease	301	722
Other long-term assets	6,012	5,323
Total assets	$1,072,579	$1,011,676
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$58,033	$58,160
Accounts payable	43,348	39,165
Unearned income	24,958	20,668
Income tax payable	6,573	6,298
Current portion of long-term debt	14,250	14,250
Current portion of operating lease liability	5,830	5,773
Total current liabilities	152,992	144,314
Long-term debt	481,041	510,947
Deferred tax liability	2,748	4,261
Unearned income - long term	31,336	28,437
Operating lease liability - long-term	22,402	24,679
Other long-term liabilities	39,631	27,415
Total liabilities	730,150	740,053
Commitments and contingencies (Note 22)
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,137,678 shares issued and outstanding at December 31, 2020 (December 31, 2019 - 72,000,261)	721	720
Additional paid-in capital	5,340	—
Accumulated earnings	379,934	296,476
Accumulated other comprehensive loss, net of tax	(48,254)	(30,009)
Total EVERTEC, Inc. stockholders’ equity	337,741	267,187
Non-controlling interest	4,688	4,436
Total equity	342,429	271,623
Total liabilities and equity	$1,072,579	$1,011,676

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Years ended December 31,
(In thousands)	2020	2019
Cash flows from operating activities
Net income	$104,851	$103,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,518	68,082
Amortization of debt issue costs and accretion of discount	1,987	2,988
Operating lease amortization	5,877	6,161
Provision for doubtful accounts and sundry losses	1,726	3,939
Deferred tax benefit	(3,905)	(6,391)
Share-based compensation	14,253	13,570
Loss on disposition of property and equipment and other intangibles	807	893
Earnings of equity method investment	(1,136)	(936)
Dividend received from equity method investment	—	485
(Increase) decrease in assets:
Accounts receivable	8,397	(7,851)
Prepaid expenses and other assets	(4,158)	(8,770)
Other long-term assets	(611)	(1,750)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(4,032)	(215)
Income tax payable	195	(596)
Unearned income	6,891	11,504
Operating lease liabilities	(5,936)	(6,055)
Other long-term liabilities	2,365	1,191
Total adjustments	94,238	76,249
Net cash provided by operating activities	199,089	179,949
Cash flows from investing activities
Additions to software	(31,558)	(36,871)
Acquisitions, net of cash acquired	—	(5,585)
Property and equipment acquired	(17,082)	(23,002)
Proceeds from sales of property and equipment	6	111
Net cash used in investing activities	(48,634)	(65,347)
Cash flows from financing activities
Repayments of borrowings for purchase of equipment and software	(1,553)	(886)
Dividends paid	(14,382)	(14,420)
Withholding taxes paid on share-based compensation	(8,134)	(8,849)
Repurchase of common stock	(7,300)	(31,822)
Repayment of long-term debt	(31,248)	(14,250)
Net cash used in financing activities	(62,617)	(70,227)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	2,146	—
Net increase in cash, cash equivalents and restricted cash	89,984	44,375
Cash, cash equivalents and restricted cash at beginning of the period	131,121	86,746
Cash, cash equivalents and restricted cash at end of the period	$221,105	$131,121

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Quarter Ended December 31, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$34,139	$21,963	$29,257	$60,510	$(11,667)	$134,202
Operating costs and expenses	19,064	19,148	15,584	35,545	5,666	95,007
Depreciation and amortization	3,664	2,791	474	4,502	6,326	17,757
Non-operating income (expenses)	140	2,637	177	456	(876)	2,534
EBITDA	18,879	8,243	14,324	29,923	(11,883)	59,486
Compensation and benefits (2)	245	671	231	420	1,896	3,463
Transaction, refinancing and other fees (3)	—	—	—	—	994	994
Adjusted EBITDA	$19,124	$8,914	$14,555	$30,343	$(8,993)	$63,943

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $9.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $2.5 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $6.6 million.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Quarter Ended December 31, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$32,634	$21,920	$27,185	$57,170	$(11,723)	$127,186
Operating costs and expenses	17,730	18,531	16,172	37,096	3,050	92,579
Depreciation and amortization	3,170	2,537	466	4,416	7,053	17,642
Non-operating income (expenses)	320	(125)	9	53	(597)	(340)
EBITDA	18,394	5,801	11,488	24,543	(8,317)	51,909
Compensation and benefits (2)	256	1,053	244	482	1,371	3,406
Transaction, refinancing and other fees (3)	—	208	—	—	(200)	8
Adjusted EBITDA	$18,650	$7,062	$11,732	$25,025	$(7,146)	$55,323

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $10.0 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software sale and developments of $1.7 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $5.4 million. .
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Year Ended December 31, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$124,771	$84,641	$109,788	$234,965	$(43,577)	$510,588
Operating costs and expenses	72,968	73,030	58,163	141,446	23,589	369,196
Depreciation and amortization	13,455	11,299	1,905	17,551	27,308	71,518
Non-operating income (expenses)	202	6,934	650	1,938	(3,691)	6,033
EBITDA	65,460	29,844	54,180	113,008	(43,549)	218,943
Compensation and benefits (2)	987	2,934	926	1,794	7,742	14,383
Transaction, refinancing, exit activity and other fees (3)	500	—	—	—	6,641	7,141
Adjusted EBITDA	$66,947	$32,778	$55,106	$114,802	$(29,166)	$240,467

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $34.6 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $9.0 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $20.3 million.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, an impairment charge and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Year Ended December 31, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$125,544	$84,453	$106,388	$216,662	$(45,673)	$487,374
Operating costs and expenses	61,396	65,701	62,098	138,224	15,453	342,872
Depreciation and amortization	11,646	9,930	1,814	16,529	28,163	68,082
Non-operating income (expenses)	1,781	286	48	340	(2,688)	(233)
EBITDA	77,575	28,968	46,152	95,307	(35,651)	212,351
Compensation and benefits (2)	1,034	1,501	1,004	2,114	8,145	13,798
Transaction, refinancing, and other fees (3)	—	210	—	—	(163)	47
Adjusted EBITDA	$78,609	$30,679	$47,156	$97,421	$(27,669)	$226,196

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $39.0 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software sale and developments of $6.7 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $21.0 million.
(2)Primarily represents share-based compensation, other compensation expense and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2020	2019	2020	2019
Net income	$32,370	$25,043	$104,851	$103,700
Income tax expense	3,451	2,957	19,002	12,975
Interest expense, net	5,908	6,267	23,572	27,594
Depreciation and amortization	17,757	17,642	71,518	68,082
EBITDA	59,486	51,909	218,943	212,351
Equity income(1)	(403)	(210)	(1,136)	(451)
Compensation and benefits (2)	3,463	3,406	14,383	13,798
Transaction, refinancing and other fees (3)	1,397	218	8,277	498
Adjusted EBITDA	63,943	55,323	240,467	226,196
Operating depreciation and amortization (4)	(10,141)	(9,364)	(39,084)	(34,880)
Cash interest expense, net (5)	(5,368)	(6,242)	(22,285)	(27,016)
Income tax expense (6)	(5,463)	(4,785)	(27,192)	(20,239)
Non-controlling interest (7)	(134)	(60)	(546)	(347)
Adjusted Net Income	$42,837	$34,872	$151,360	$143,714
Net income per common share (GAAP):
Diluted	$0.44	$0.34	$1.43	$1.41
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.59	$0.48	$2.07	$1.96
Shares used in computing adjusted earnings per common share:
Diluted	73,151,720	73,305,009	73,051,205	73,475,763

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”), net of dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, recorded as part of selling, general and administrative expenses and an impairment charge recorded as part of cost of revenues.
4)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
5)Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2021 Outlook			2020
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$533	to	$544	$511
Earnings per Share (EPS) (GAAP)	$1.58	to	$1.66	$1.43
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.23		0.23	0.29
Merger and acquisition related depreciation and amortization (2)	0.43		0.43	0.45
Non-cash interest expense (3)	0.01		0.01	0.01
Tax effect of non-gaap adjustments (4)	(0.09)		(0.09)	(0.11)
Non-controlling interest (5)	(0.01)		(0.01)	(0.01)
Total adjustments	0.57		0.57	0.63
Adjusted EPS (Non-GAAP)	$2.15	to	$2.23	$2.07
Shares used in computing adjusted earnings per common share			73.1	73.1

(1)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 13%).
(5)Represents the 35% non-controlling equity interest in Evertec Colombia net of amortization for intangibles created as part of the purchase.